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                         AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made this 12th day of May , 1997, by and between STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY, a body corporate of the State of Illinois, (hereinafter "Seller") and MID ATLANTIC MEDICAL SERVICES, INC., or assigns ("Purchaser").

                                    RECITALS

     R-1. WHEREAS, Seller is the owner of record and in fact, legally and beneficially, of certain land, buildings, improvements and certain personal property thereon, located at 800 Oak Street, Frederick, Maryland, also known as The State Farm Building, containing approximately 208,812 square feet on 26.05 acres of land, more or less.

     R-2. WHEREAS, Seller desires to sell the described property to Purchaser and Purchaser desires to purchase the described property from Seller at the price and upon the terms and conditions hereinafter set forth.

                                    WITNESSETH:

     That in consideration of the mutual covenants of the parties hereto and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1. RECITALS. The foregoing Recitals to this Agreement are incorporated herein and made a part of this Agreement.

     2. SALE AND PURCHASE. Seller agrees to sell, assign, transfer and convey in fee simple to Purchaser and Purchaser agrees to purchase from Seller, under the terms and conditions set forth in this Agreement, the following (all of which is collectively referred to hereafter as the "Property").

     A. Real Property. That certain real property located at 800 Oak Street, Frederick County, Maryland, and more specifically described on "Exhibit A", attached hereto and incorporated herein by reference ("Real Property") and all appurtenances, rights, privileges, and easements and development rights benefiting, belonging or pertaining thereto, and any right, title and interest of Seller in and to any land lying in the bed of any street, road or highway or other right-of-way, whether existing or proposed, in front of or adjoining the Real Property;

     B. Improvements. All improvements and fixtures located on the Real Property, including without limitation all buildings and structures presently located on the Real Property and all machinery, apparatus, equipment, fittings and fixtures presently located in or upon the Real Property or any part thereof and used or usable in connection with any present or future operations of the Real Property. The foregoing


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property  includes  all ordinary  building  heating,  lighting and  incinerating equipment,  pipes, pumps,  tanks,  motors,  conduits,  plumbing,  lifting,  fire
prevention,  fire  extinguishing,   refrigerating,  ventilating  apparatus,  air
cooling and air conditioning apparatus, all of which are free and clear of any title retention or security agreement. The assets listing in this subparagraph are hereinafter referred to as the "Improvements".

     C. Personal Property. All personal property of Seller located on or in or used in connection with the Real Property and Improvements and described in "Exhibit B", attached hereto and incorporated herein by reference ("Personal Property").

     D. Plans and Specifications. All construction plans and specifications for the Property, in the possession of Seller ("Plans and Specifications"). All documents shall be delivered by Seller to Purchaser without warranty or liability.

     3. PURCHASE PRICE.

     A. Purchase Price. The total purchase price for the Property is Eight Million Six Hundred Thousand and no/100 Dollars ($8,100,000.00) ("Purchase Price").

     B. Payment Terms. The Purchase Price shall be payable as follows:

     (1) Deposit. Contemporaneous with the execution of this Agreement by both parties, Purchaser shall deliver a deposit in the amount of Five Hundred Thousand Dollars Dollars ($500,000.00) to Shoemaker, Horman & Clapp, P.A. and Richard H. Tanenbaum, Esq. as co-escrow agents ("Co-Escrow Agents") to be held in escrow subject to the terms of this Agreement. The deposit shall be in the form of a promissory note ("Note") payable to the order of Seller and shall conform to the promissory note attached hereto as "Exhibit C" and incorporated herein by reference. Upon the expiration of the review period described in paragraph 8 below, Purchaser shall replace the Note with a cash deposit in the same amount ("Deposit") and the Note shall be cancelled and returned to Purchaser. The Deposit shall be maintained in a high-yield interest-bearing account, with the interest accruing for the benefit of the Purchaser in the event of settlement. In the event of Purchaser's default hereunder, all accrued interest shall become part of the Deposit and shall follow the Deposit as hereinafter provided.


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     (2) Cash at Settlement. At settlement, Purchaser shall pay the sum of Eight
Million Six Hundred Thousand Dollars ($8,100,000.00), of which sum the Deposit shall be a part, by cash, cashier's check, certified check or wire transfer.

     4. SETTLEMENT.

     (A) Time and Place. Settlement hereunder shall be held within seven (7) business days after the expiration of the contingencies and/or conditions of Purchaser's obligation to proceed to settlement ("Settlement Date"), as described in this Agreement, including,but not limited, to the provisions of paragraph 8C below, at the offices of Richard H. Tanenbaum, Esq., 7315 Wisconsin Avenue, Suite 775 North, Bethesda, Maryland ("Settlement") and shall be conducted by Richard H. Tanenbaum, Esquire ("Settlement Attorney"). If for any reason Seller has not completed its work contemplated in paragraph 8C below or otherwise is not in a position to close on or before September 1, 1997, then Seller, in its sole discretion, may extend Settlement upon written notice until November 1, 1997.

     B. Adjustments. The following items, except as herein otherwise expressly indicated, shall be adjusted and apportioned between Seller and Purchaser as of 12:01 a.m. on the date of Settlement:

     (1) Real estate and personal property taxes for the tax year in which Settlement is held, but assessments for improvements, if any, completed prior to the date of Settlement, whether assessment therefor has been levied or not, shall be paid by Seller or allowance made therefor at the time of Settlement.
If, at the time of Settlement, the Property or any part thereof shall be or shall have been affected by assessments which are or may become payable in annual installments or are then a charge or lien, then for the purposes of this Agreement all the unpaid installments of such assessments, including those which are to become due and payable and to be liens upon the Property, shall be paid and discharged by Seller at Settlement;

     (2) Utilities (including water, sewer, gas, electricity and all other utilities) shall be read on the morning of the date of Settlement and the bills to such date paid by Seller, or an escrow shall be established by the Settlement Attorney for payment of same;

     (3) All other income and expenses of operation from


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the Property,  except as otherwise expressly set forth herein, shall be adjusted in accordance with the customs in effect in the jurisdiction in which the Property is located as of the date of this Agreement.

     C. Settlement Charges.

     (1) The cost of recordation and transfer taxes in connection with the sale and purchase of the Property shall be divided equally between Seller and Purchaser. All other costs and expenses attendant to Settlement hereunder, including costs for preparation of the deed, normal and usual title company charges, title insurance premiums, title examination, survey costs and notary fees shall be at the cost of Purchaser; provided, however, that if upon examination, title to the Property should be found defective (uninsurable under standard American Land Title Association (ALTA) owner's title insurance policy without incurring an additional premium), Seller shall pay the title examination and survey charges and Purchaser shall have the right, pursuant to paragraph 15 hereof, to terminate this Agreement and recover the Deposit, whereupon all parties shall be released from any further liability or obligation hereunder.

     (2) At Settlement, Seller shall be credited with the following: (a) assignable tax and utility company deposits, if any; (b) fuel, if any, at last invoice price and based upon the supplier's measurement; (c) inventories and supplies, at Seller's cost; and (d) real estate tax escrows, if any.

     5. SELLER'S OBLIGATIONS AT SETTLEMENT. At Settlement, Seller shall deliver to Purchaser:

     A. Special Warranty Deed. A good and sufficient special warranty deed to the Real Property and Improvements in recordable form, drafted by the Settlement Attorney and approved by Seller and duly executed and acknowledged by Seller and all other persons required by Purchaser's title insurer.

     B. Bill of Sale. A Bill of Sale drafted by the Settlement Attorney and duly executed and acknowledged by Seller, which shall convey good title with full warranty thereof to the Personal Property to Purchaser, free and clear of all liens, encumbrances, security interests and adverse claims.

     C. Assignment of Leases, Rents, and Deposits. INTENTIONALLY OMITTED.


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     D. Leases. INTENTIONALLY OMITTED.

     E. Tenant Estoppel Letters. INTENTIONALLY OMITTED.

     F. Contracts. Originals, or, if not available, copies of all service contracts, maintenance contracts, and other contracts or agreements related to the Property to be assumed by Purchaser and continued after Settlement, if any.

     G. Licenses/Permits. All licenses, building permits and governmental approvals related to the Property and certificates of occupancy for the Improvements and all tenant-occupied space included within the Improvements, actually in Seller's possession.

     H. Legal Opinion. An opinion from counsel to Seller, in form satisfactory to counsel for Purchaser, that Seller is a corporation in good standing and authorized to do business in the State of Maryland, the individuals signing on behalf of the Seller, have the requisite legal authority to take all actions contemplated by this Agreement and that all steps necessary to authorize such actions have been duly taken.

     I. Plans and Specifications. The Plans and Specifications referred to in paragraph 2 above.

     J. Miscellaneous. Such other documents and actions as are necessary, in the reasonable opinion of the Settlement Attorney, to effectuate the terms and conditions of this Agreement.

     6. PURCHASER'S OBLIGATIONS AT SETTLEMENT. A. At Settlement hereunder, Purchaser shall pay the balance of the Purchase Price and take such other actions as are necessary in the reasonable opinion of the Settlement Attorney to effectuate the terms and conditions of this Agreement.

     B. Purchaser acknowledges that Purchaser shall have, prior to Settlement, thoroughly inspected, and unconditionally and irrevocably approved, all elements comprising the Property, and all factors related to their use and operation, including without limitation, utilities, physical and functional aspects of the Property, the construction and condition of the Property, all matters affecting and relating to title, and municipal and other legal requirements such as taxes, assessments and bonds, zoning use permits, business permits, licenses, and similar entitlements. Purchaser further acknowledges that on Settlement Purchaser will acquire the Property in "AS IS" and "WHERE IS, WITH ALL FAULTS" condition, and solely in reliance on Purchaser's own inspection and examination without


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recourse  to  Seller,  except  as to  Seller's  representations  and  warranties contained herein.

     7. TENDER OF PERFORMANCE. It shall be a good and sufficient tender of performance of the terms hereof relating to Settlement if Seller shall deposit with the Settlement Attorney fully executed originals of each of the documents listed in paragraph 5 hereof, and in the case of Purchaser, tenders the balance of the Purchase Price and takes such other actions as are reasonably required by the Settlement Attorney pursuant to this Agreement.

     8. CONDITIONS OF PURCHASER'S OBLIGATION TO SETTLE. The following shall be conditions of Purchaser's obligation to make Settlement hereunder, which Purchaser, in its discretion, may waive in whole or in part:

     A. Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct on and as of the date of Settlement as fully as if made at that time, otherwise, Purchaser may terminate this Agreement and/or exercise the remedies described in paragraph 15 hereof.

     B. Review Period.

     (1) Immediately upon execution of this Agreement, Seller shall provide or make available to Purchaser an accurate survey of the Property and the Plans and Specifications for the Property currently in Seller's possession. Purchaser shall, within twenty-five (25) days of the Effective Date hereof, cause, at Purchaser's sole cost and expense, such structural, economic, engineering, environmental, and/or mechanical tests, investigations and studies as Purchaser may determine to be made of the Property. Purchaser shall have the right, at its own risk, cost and expense, at any reasonable time or times prior to Settlement, upon reasonable notice to Seller, to enter, or cause its agents or representatives to enter upon the Property for the purpose of making tests, investigations and/or studies, and Seller shall furnish to Purchaser during such period all information in the possession of or available to Seller concerning the Property which Purchaser may request. Purchaser agrees to restore the Property to its present condition and further agrees to save harmless Seller from any claim or demand made by Purchaser or any third party against Seller resulting from Purchaser's access to the Property. Notwithstanding anything contained in this Agreement to the contrary, Purchaser's obligations hereunder shall survive closing or termination of this Agreement.

     (2) In the event that any such review, tests, inspections,


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investigations,   documents  and/or  studies   indicate,   in  Purchaser's  sole
discretion, that Purchaser's intended purchase and use of the Property would not be economically or otherwise feasible, then in such event, Purchaser shall have the absolute right, at its option, to terminate this Agreement without further liability by giving written notice to Seller on or before twenty-five (25) days from the Effective Date, and the Deposit shall be returned to Purchaser. In the event Purchaser elects to terminate this Agreement, Purchaser shall immediately deliver to the Seller the results of any and all tests and/or studies and return all plans and specifications provided by Seller.

     (3) In the event that Purchaser does not terminate this Agreement on or before the end of the Review Period set forth above, the Five Hundred Thousand Dollar ($500,000.00) Deposit shall become non-refundable, except for Seller's breach hereunder.

     C. Asbestos Removal. Seller shall contract licensed, permitted and appropriately insured asbestos abatement contractor to remove all asbestos containing material from the Property, except as hereinafter agreed between the parties hereto, at Seller's expense upon expiration of the Review Period and Purchaser being obligated under the Agreement. The asbestos removal shall include all asbestos containing material identified in the report dated March 27, 1997, by Hygenetics Environmental Services (the "Report"). As for asbestos materials under permanent fixtures, Seller will, at Purchaser's option, (i) remove the fixture and the asbestos tile, but will not replace the fixture, or
(ii) not remove the fixture nor the asbestos containing tile. At the option of the Seller, removed asbestos-containing floor tiles will not be replaced with another material, but at Seller's expense, the ceiling tiles will be replaced with Armstrong Tile 755, and with regard to any asbestos materials that went in place with insulation (i.e. around piping) said areas will be reinsulated. Any other items not being replaced will be identified in writing to Purchaser. Upon completion, Seller shall provide copies of all asbestos abatement reports, including disposal documentation, to Purchaser. Also, proof of contractor payment shall be provided to Purchaser. The removal process is estimated to take 60-75 days, but, in any event, Seller agrees to use its best efforts and to diligently pursue completion of the process immediately upon expiration of the Review Period. Notwithstanding anything contained herein to the contrary, Settlement shall take place within ten (10) days following delivery of the satisfactory asbestos removal report by the consultant to the Purchaser and said date shall become the Settlement Date, but in no event after November 1, 1997, unless extended by mutual consent of Purchaser and Seller.

     9. REPRESENTATIONS AND WARRANTIES OF SELLER. To the best


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of Seller's knowledge,  each of the following  representations and warranties by
Seller is true and correct, shall be true and correct on the date of Settlement, and shall survive settlement and recordation of the deed conveying the Property to Purchaser and not be merged therein:

     A. Power and Authority to Sell. Seller is a validly existing legal entity in good standing, has full power, authority and legal right to enter into this Agreement and to transfer and convey to Purchaser full legal and beneficial ownership of the Property and the person or persons executing this Agreement and documents at Settlement on behalf of Seller have executed and delivered this Agreement and other documents under full authority duly given to them by the proper representatives of Seller.

     B. Property Condition. The Property is in good operating condition and repair, subject only to ordinary wear and tear. There are no existing structural defects in the Improvements and all elevators, plumbing, mechanical, heating, ventilating, air conditioning, electric wiring and fixtures, and water and sewage equipment and systems presently in the Property are in good working order and condition and there are no existing conditions requiring special maintenance or repair. Except for the presence of asbestos containing material, the Property is free from hazardous waste, toxic gases, and any other environmental conditions which violate federal, state, or local rule, law, or regulations.

     C. Mechanics' Liens. All bills and claims for labor performed and materials furnished to or for the benefit of the Property during the period preceding the date of Settlement have been (or will prior to Settlement be) paid in full, and there shall be no mechanics' or materialmens' liens pending or threatened as of the date of Settlement.

     D. Tenant Leases.

     (1) There are no leases with tenants of the Property and no prior tenant of the property has any right to or claim against the Property or Seller as a result of any prior tenancy.

     (2) No controversy, complaint, proceeding, suit or litigation relating to any prior lease, tenancy or rent of the Property or any part thereof is threatened or pending in any Court or administrative agency or before any arbitrator or arbitration forum.

     (3) The Property is conveyed free and clear of any obligations to any person, firm, partnership or corporation in connection with the management thereof or


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with regard to the procurement of leases  thereon,  and no management or leasing commission is due or owing in connection with any tenant leases or on account of any tenancy or occupancy of the Property on the date of Settlement.

     E. Personal Property. Seller has good and marketable title to all of the Personal Property listed on "Exhibit B", subject only to those liens or encumbrances listed thereon. Those items of Personal Property held by Seller pursuant to leases, conditional sales contracts or security agreements are assignable to Purchaser without the consent of the lessor or the holder of any security interest therein. Each of such leases, conditional sales contracts and security agreements is in full force and effect and no party is in default thereunder.

     F. Operating Statements. "Exhibit F" contains Seller's statement of real estate taxes paid, maintenance and improvement expenditures and utility expenditures with respect to the Property for the years ending December 31, 1995 and 1996 (the "Operating Statements"). The Operating Statements (1) reflect accurately (and contain all relevant financial information relating to) the operation of the Property for the respective periods covered thereby; (2) are in accordance with Seller's books and records; and (3) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated. Since December 31, 1995 there has been no material adverse change in the operations of the Property from that shown on the Operating Statements.

     G. Zoning. If Seller has knowledge of any special exceptions or other zoning matters with regard to the Property, Seller shall, upon execution of this Agreement, provide Purchaser with complete information with regard to same. Seller knows of no judicial, quasi-judicial, administrative or other proceedings pending or threatened which might adversely affect the validity of the Property's zoning, use or development. Seller knows of no facts, nor has Seller failed to disclose any facts, which would prevent Purchaser from using and operating the Property after the Settlement to the fullest extent permitted under existing zoning regulations.

     H. Access. The Real Property and Improvements have full and free access to and from validly dedicated and accepted public highways, streets and roads and Seller has no knowledge of any pending or threatened governmental proceeding or any other fact or condition which would limit or result in the termination of such access.

     I. Compliance with Other Instruments, Etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will


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constitute  or result in a  violation  or  breach by Seller of any  contract  or instrument to which it is a party, or to which it is subject, or by which it or any of its assets or properties may be bound, except as herein disclosed.

     J. Special Assessments. No portion of the Property is subject to or is affected by any special assessments, whether or not presently a lien thereon, and to the best of Seller's knowledge, no such assessments nor improvements which would result in an assessment have been proposed.

     K. Compliance with Laws, Etc. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority. There is no action, suit, proceeding or investigation pending which would prevent any action contemplated by this Agreement, which would become a cloud on the title to the Property or any portion thereof, except for insurance claim-related judgments, or which questions the validity or enforceability of the transaction contemplated by this Agreement or any action taken pursuant hereto before any Court or before or by the federal, district, county or municipal department, commission, board, bureau, agency, or other governmental instrumentality. No approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement and compliance with the provisions hereof and the consummation of the transactions contemplated hereby. There are no notices of violations of law or municipal ordinances, orders or requirements noted in or issued by any federal, state or municipal department or other department having jurisdiction over or affecting the Property which have not been satisfactorily corrected by the Seller.

     L. Condemnation. Neither the whole nor any portion of the Property is subject to temporary requisition or use by any governmental authority, nor is there pending any condemnation, requisition or similar proceeding affecting the Property or any portion thereof. Seller has received no notice nor has any knowledge that any such proceeding is contemplated.

     M. Other Agreements. At Settlement, there shall be no contracts, leases, management, leasing, service, operating or other agreements in existence and affecting the Property which may not be terminated upon thirty (30) days notice without penalty, cost or charge, except for the agreements described in "Exhibit D".


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     N.  Management,  Agreements  and Service  Contracts.  Seller has  furnished
Purchaser with true and correct copies of each real estate management, leasing, maintenance, security and service contract, and all other agreements in force with respect to the Property and a complete list of all such agreements is contained in "Exhibit D". Seller agrees to cancel any contracts listed on "Exhibit D" at Settlement upon Purchaser's written request, if cancellation is permitted by the terms thereof.

     O. Fire Insurance Requirements. Seller does not know of any outstanding requirements or recommendations by fire underwriters or rating boards, or any insurance companies, requiring or recommending any repairs or work to be done with reference to the Property or any part thereof. P. Utilities. All utilities, including without limitation, sewage, water, electricity, gas and telephone, required for the operation of the Property are present, all of said utilities are installed and operating, all initial installation and connection charges and current operating charges have been paid for in full, and, to the knowledge of the Seller, all such utilities have been installed and are operating pursuant to the customary and usual contracts and practices of the respective utility companies. If utility lines, including sewer and water lines, servicing the Property cross the property retained by Seller and improved by Seller's claims office, Seller will execute appropriate width easements to Purchaser for said utility lines. In addition, Seller will retain easements over the Property for any utility lines which service the property retained by Seller as its claims office.

     Q. Compliance with Covenants, Etc. Seller is not in default or breach of any covenants, conditions, restrictions, rights-of-way or easements affecting the Property or any portion thereof.

     R. Title. Seller is the owner of record and in fact, legally and beneficially, of the Property and has the right to sell and assign, without the agreement of any other person, fee simple title to the property that is good and marketable, and insurable under a full coverage ALTA owner's title insurance policy at standard rates. The Property shall be conveyed free of liens and encumbrances, except as otherwise set forth herein. Purchaser shall, after execution of this Agreement by the Seller, cause an examination of title to the Property to be made and shall, within twenty-five (25) days from the Effective Date, notify Seller in writing of Purchaser's acceptance, if any, of the title as shown on such title examination report or of all title defects disclosed on such title examination report which adversely affect title and which are not acceptable to Purchaser.

If the defect or title objection complained of can be discharged or removed by payment of a determinable sum of money not to exceed Ten Thousand Dollars ($10,000.00), Seller shall be obligated to discharge or remove same at Seller's expense. Otherwise, Purchaser shall have the right to elect by written notice
(i) to proceed to Settlement with the title in its defective condition, or (ii) to terminate this Agreement, in which event Seller shall refund the Deposit to Purchaser and thereupon the parties shall be released from any further obligations and liabilities hereunder.

Seller shall have thirty (30) days after receipt of such notice to correct such title defects. If Seller is unwilling or unable to correct such title defects within such time period, Purchaser shall have the right (i) to waive such title defects, or (ii) to terminate this Agreement, in which event Seller shall refund the Deposit to Purchaser.

     S. Licenses and Permits. The Property and its uses are in conformance with all laws, ordinances and regulations. All licenses and permits necessary or required under applicable laws, ordinance, rules and regulations for the occupancy and use of the Improvements or other facilities of the Property have been obtained and paid for by Seller, will be in effect and valid on the date of Settlement, and if permitted by local law will, at the time of Settlement hereunder, be transferred to Purchaser without payment therefor.

     T. Litigation. There is no pending action, suit, proceeding or claim affecting Seller or the Property or any portion thereof relating to or arising out of the ownership, operation, use and occupancy of the Property and there is no such threatened action, suit, proceeding or claim. Seller shall give Purchaser prompt notice of any such litigation instituted prior to Settlement.

     U. Manufacturers' Warranties. "Exhibit E" is a true and correct list of all warranties of manufacturers, suppliers and/or installers relating to the Property, or any part thereof, known to Seller. No treatment has been undertaken with respect to termite infestation, fungi or dry rot on the Property other than normal periodic service.

     V. Flood Conditions. The Property does not lie within a flood plain and, to the best of Seller's knowledge, has not suffered any damage or required any extraordinary repairs due to flooding or inadequate drainage.

     10. INDEMNIFICATION. Seller hereby agrees to indemnify and hold harmless Purchaser from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees, resulting from any misrepresentations or breach of warranty or breach of covenant made by

Seller in this Agreement.

     11. CASUALTY LOSS AND CONDEMNATION. In the event that the Property or any part thereof is damaged or destroyed by fire or other casualty, or in the event condemnation or eminent domain proceedings (or private purchase in lieu thereof) shall be commenced by any public or quasi-public authority having jurisdiction against all or any part of the Property, then Seller shall promptly notify Purchaser. Purchaser may, at its option, by giving written notice to Seller within thirty (30) days after receipt of notice of such casualty or condemnation proceedings, terminate this Agreement and the Deposit shall be returned to Purchaser. In the event Purchaser does not elect to terminate this Agreement, then all insurance proceeds and/or any awards in condemnation, as the case may be, as well as all unpaid claims and rights in connection with such casualty or condemnation, as the case may be, shall be assigned to purchaser at Settlement, or, if paid to Seller prior thereto, shall be credited against the unpaid balance of the Purchase Price due at Settlement. Seller shall not adjust or settle any insurance claims or condemnation awards whatsoever without the prior written approval of Purchaser; further, Purchaser and its counsel shall have the right prior to Settlement to participate in all negotiations relating to any such insurance claims or condemnation awards.

     12. MAINTENANCE OF THE PROPERTY BEFORE SETTLEMENT. It shall be the obligation of Seller to maintain the Property and to keep it in its present condition and repair between the date hereof and the date of Settlement, reasonable wear and tear excepted. During the period between the Effective Date of this Agreement and the date of Settlement, Seller shall (1) manage and operate the Property in a good and businesslike manner; (2) operate the Property only in the ordinary and usual manner and not enter into any new lease or any renewal or amendment of any tenant lease without the prior written consent of Purchaser; (3) not become a party to any service contract or similar agreement with respect to or affecting the Property without the prior written consent of Purchaser; (4) maintain at its expense all existing fire and extended coverage policies covering the Property; and (5) not mortgage or encumber the Property or any part thereof. The consent of Purchaser to the above-referenced matters shall not be unreasonably withheld or delayed by Purchaser.

     13. RISK OF LOSS. The risk of loss by reason of fire or other casualty between the date hereof and the date of recordation of the deed to the Property to Purchaser shall be borne by Seller. Shoemaker, Horman & Clapp, P.A. shall receive the fully- executed deed at the time of settlement and shall record said deed among the Land Records of Frederick County, Maryland and will provide Settlement Attorney with proof of recordation.

     14. POSSESSION. Seller shall give full possession of the Property to Purchaser on the date of Settlement, and shall permit Purchaser to have reasonable access thereto prior to Settlement.

     15. SELLER'S DEFAULT. If Seller shall fail to perform its obligation to make full Settlement in accordance with the terms hereof, or if Seller makes any misrepresentation in this Agreement, or if Seller otherwise breaches this Agreement, Purchaser may, at its sole option, require Seller to return the Deposit to Purchaser and Purchaser may avail itself of any legal or equitable rights including, without limitation, the right of specific performance and the right to recover its costs, damages and all attorneys' fees.

     16. PURCHASER'S DEFAULT. If Purchaser shall be obligated to proceed to Settlement under the provisions of this Agreement and shall fail to do so without justification, the Deposit shall be paid to Seller as agreed, as liquidated damages, since actual damages are difficult to ascertain, whereupon this Agreement shall terminate and the parties hereto shall be released from any further liability or obligation to each other, it being expressly understood that the payment of Purchaser's Deposit to Seller shall be the sole and exclusive right and remedy of Seller.

     17. CONSENT TO NEW CONTRACTS. Seller shall not, after the date of this Agreement, enter into any contract or agreement relative to this Property or modification or extension thereof, without the prior written consent of the Purchaser.

     18. BROKERS. Seller and Purchaser acknowledge that Seller has retained Cushman & Wakefield and McShea & Company, Inc. ("Cushman") as its agents and Purchaser has retained HBW Properties, Inc. d/b/a HBW Group ("HBW") as its agent. Seller is only responsible to pay a 5% commission on the total sale price as a result of this transaction. Seller and Purchaser each represents and warrants to the other that no other agent, broker or finder has acted for it in connection with this transaction and each hereby agrees to indemnify and hold the other harmless from any loss, liability or damage (including attorneys' fees and court costs) that may result from any brokerage claims or other similar claims made in contradiction of said representation and warranty.

     19. NOTICES. Any and all notices, requests or other communications required or permitted hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery, or by registered or certified mail, return receipt requested, and first-class postage prepaid, as follows:

    To Seller:                State Farm Mutual Automobile Insurance Company
                              Attention:  Gene Schmidt
                              One State Farm Plaza (D-4)
                              Bloomington, Illinois  61710-0001


    with a copies to:         State Farm Mutual Automobile Insurance Company
                              Attention:  Patrick E. Dunagan, Esq.
                              One State Farm Plaza (E-7)
                              Bloomington, Illinois

                              State Farm Mutual Automobile Insurance Company
                              Attention:  Randy Garrett
                              Vice President - Operations
                              One State Farm Drive
                              Frederick, Maryland 21709

                              Russell T. Horman, Esq.
                              Shoemaker, Horman & Clapp, P.A.
                              124 North Court Street
                              Frederick, Maryland  21701


    To Purchaser:             Mid Atlantic Medical Services, Inc.
                              Attn:  Steve Mauk, Assistant Secretary
                              4   Taft Court
                              Rockville, Maryland 20852







    with a copy to:           Richard H. Tanenbaum, Esq.
                              7315 Wisconsin Avenue
                              Suite 775N
                              Bethesda, Maryland 20814
or such other address as either party may furnish to the other by notice in accordance with this paragraph. Notice shall be deemed effective when received.

     20. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the jurisdiction where the Property is located.

     21. HEADINGS. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

     22. EXHIBITS. The Exhibits are attached to and are hereby made a part of this Agreement as fully as if set forth in this text of this Agreement. If any Exhibits are not attached as aforesaid, and if there is no time period specified in this Agreement for attaching, such Exhibit shall be attached hereto within ten (10) working days from the date hereof.

     23. EFFECTIVE DATE. This Agreement shall be effective as of the last date upon which the parties hereto have executed this Agreement, as demonstrated by the date beside the signatures on the signature page ("Effective Date"); provided, however, and notwithstanding the foregoing, if Seller shall not have executed this Agreement and returned the executed copy to Purchaser within five
(5) days after the date of Purchaser's execution of this Agreement, this Agreement shall be of no force or effect, at Purchaser's option.

     24. COUNTERPART COPIES. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

     25. ASSIGNMENT. This Agreement is assignable by Purchaser with Seller's consent, which consent will not be unreasonably denied. This Agreement may not be assigned by Seller. Any reference to Purchaser in this Agreement shall benefit, bind and likewise refer to any assignee of Purchaser.

     26. RECORDATION. Seller and Purchaser agree that this Agreement shall not be recorded in the land records of Frederick County or any other jurisdiction without the consent of both parties to this Agreement.

     27. SURVIVAL OF PROVISIONS. The provisions of this Agreement and the representations and warranties of the Seller herein shall survive Settlement hereunder and the execution and delivery of the deed of conveyance of the Property and shall not be merged therein.

     28. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective legal representatives, heirs, executors, administrators, successors and assigns.

     29. ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

     30. TIME OF ESSENCE. Time is of the essence to this Agreement.

     31. OPTION CONSIDERATION. Purchaser and Seller hereby acknowledge that certain real estate contracts in form similar to this Agreement have been construed to be option contracts. Accordingly, simultaneous with the execution of this Agreement, Purchaser has paid to Seller the sum of Fifty Dollars ($50.00) as consideration to Seller for the granting of any and all options to Purchaser as contained in this Agreement, the receipt, sufficiency and adequacy of which is hereby acknowledged. Said option consideration is separate and apart from the Purchase Price for the Property and in no event will be returned to Purchaser.

     32. MONTGOMERY COUNTY; NOTICE OF AVAILABILITY OF SEWAGE DISPOSAL SYSTEM (Required by Sec. 40-10A of the Montgomery County Code, 1981 Cumulative Supplement) INTENTIONALLY OMITTED.

     33. MONTGOMERY COUNTY; NOTICE OF RIGHT TO REVIEW APPLICABLE MASTER PLANS OR THE GENERAL PLANS. INTENTIONALLY OMITTED.


     34. GROUND RENT NOTICE. The Property is not subject to an annual ground rent.

     35. AGRICULTURAL TRANSFER TAX NOTICE REQUIRED BY ARTICLE 81, SECTION 278F OF THE MARYLAND CODE. Purchaser acknowledges that it has been notified by Seller that the Property has not been assessed for farm or agricultural use under the provisions of Article 81, Section 19(b) of the Maryland Code and that the land being transferred is not subject to the Agricultural Transfer Tax imposed by
Article 81, Section 278F of the Maryland Code. Seller shall pay any Agricultural Transfer Tax which may be payable with respect to the Property. The provisions of this paragraph shall survive Settlement and the delivery of the deed to the Property.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year set forth below.

ATTEST:                                         SELLER:

                                                STATE FARM MUTUAL AUTOMOBILE
                                                INSURANCE COMPANY


/S/ BARBARA J. LAY                             /S/  JAMES E. RUTROUGH
-------------------                            -----------------------
Assistant Secretary                             Senior Vice President
Date:           5/12/97

ATTEST:                                         PURCHASER:

                                                MID ATLANTIC MEDICAL SERVICES,
                                                Inc.

/S/  JOE L. GUARRIELLO                        /S/  STEPHEN L. MAUK
----------------------                        --------------------
Date:            5/7/97